Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Despegar.com, Corp. of our report dated April 10, 2020 relating to the financial statements, which appears in Despegar.com, Corp’s Annual Report on Form 20-F for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Price Waterhouse & Co. S.R.L.

Buenos Aires, Argentina

February 23, 2021